UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 30, 2009

Advanced Photonix, Inc.
(Exact Name of Registrant as specified in its Charter)

Delaware	1-11056	33-0325836
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2925 Boardwalk, Ann Arbor, Michigan		48104
(Address of Principal Executive Offices)		(ZIP Code)

Registrant's telephone number, including area code:	(734) 864-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry Into a Material Definitive Agreement.

Employment Agreements
On November 30, 2009, the Company entered into employment agreements with each of Richard Kurtz, the Company’s Chief Executive Officer (the “CEO”), Robin Risser, the Company’s Chief Financial Officer (the “CFO”), and Steven Williamson, the Company’s Chief Technology Officer (the “CTO” and, collectively with the CEO and CFO, the “Executives”). Pursuant to the terms of the respective employment agreements, each Executive will continue to be employed by the Company in his current position for an indefinite period commencing on November 30, 2009.

The employment agreement with the CEO provides for an annual base salary of $295,000, subject to possible increases no less frequently than annually. The agreement further provides that, under the Company’s Executive Incentive Compensation Plan or any successor plan (“Bonus Plan”), the CEO will be eligible to receive additional compensation equal to up to 50% (or more) of his annual base salary based upon predetermined measurable goals.

The employment agreements with each of the CFO and CTO provide for an annual base salary of $225,000 and $210,000, respectively, subject to possible increases no less frequently than annually. Each agreement further provides that, under the Bonus Plan, each Executive will be eligible to receive additional compensation equal to up to 35% (or more) of his annual base salary based upon predetermined measurable goals.

If an Executive’s employment is terminated by himself for good reason or by the Company without cause or due to the Executive’s disability, each agreement provides that, subject to the Executive’s execution and delivery of a general release, the Company will, for a period of two years commencing upon such termination (the “Pay-Out Period”), among other things, (i) continue to pay to the Executive his base salary then in effect and (ii) use its reasonable best efforts to ensure that the Executive continues to participate in the Company’s group medical and dental health insurance plans and, in any event, pay an amount equal to the monthly costs for such coverage. Each agreement further provides that upon termination the Executive will be subject to standard limitations upon competition or interference with the Company for the longer of any Pay-Out Period or one year.

This summary of the employment agreements with the CEO, CFO and CTO is qualified in its entirety by reference to the respective employment agreements, which are filed herewith as Exhibits 10.1, 10.2 and 10.3 and incorporated by reference herein.

Amendments of Promissory Notes
In connection with the Company’s acquisition of Picometrix, Inc. on May 2, 2005, the Company issued four-year secured promissory notes (the “Notes”) payable to the CFO and CTO, the stockholders of Picometrix at the time. The Notes bear interest at the annual rate of prime plus 1.0%. On November 30, 2009, the Company and the CFO and CTO entered into fourth amendments to the Notes (the “Fourth Amendments”). Prior to the effective date of the Fourth Amendments, the Notes were payable in five installments, of which three installments had been paid, the fourth installment (in the aggregate principal amount of $450,000) was payable on December 1, 2009 and the fifth installment (in the aggregate principal amount of $950,500) was payable on March 1, 2010. The Fourth Amendments revise the payment schedule for the fourth and fifth installments (in aggregate) as follows:

December 1, 2010	$450,000
March 1, 2011	$950,500

Prior to entering into the Fourth Amendments, the transaction was reviewed and approved by the Company’s Audit Committee pursuant to the Company’s policies relating to the review and approval of related party transactions.

This summary of the Fourth Amendments is qualified in its entirety by reference to the Fourth Amendments, which are filed herewith as Exhibit 10.4 and 10.5 and incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit
10.1	Employment Agreement dated November 30, 2009, between Advanced Photonix, Inc. and Richard Kurtz.

10.2	Employment Agreement dated November 30, 2009, between Advanced Photonix, Inc. and Robin Risser.

10.3	Employment Agreement dated November 30, 2009, between Advanced Photonix, Inc. and Steven Williamson.

10.4	Fourth Amendment dated November 30, 2009 to Secured Promissory Note dated May 2, 2005 by and between Advanced Photonix, Inc. and Robin Risser.

10.5	Fourth Amendment dated November 30, 2009 to Secured Promissory Note dated May 2, 2005 by and between Advanced Photonix, Inc. and Steven Williamson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVANCED PHOTONIX, INC.

		By:	/s/ Richard Kurtz
Richard Kurtz,
Chief Executive Officer

Dated:	December 3, 2009

EXHIBIT INDEX

Exhibit
Number	Exhibit
10.1	Employment Agreement dated November 30, 2009, between Advanced Photonix, Inc. and Richard Kurtz.

10.2	Employment Agreement dated November 30, 2009, between Advanced Photonix, Inc. and Robin Risser.

10.3	Employment Agreement dated November 30, 2009, between Advanced Photonix, Inc. and Steven Williamson.

10.4	Fourth Amendment dated November 30, 2009 to Secured Promissory Note dated May 2, 2005 by and between Advanced Photonix, Inc. and Robin Risser.

10.5	Fourth Amendment dated November 30, 2009 to Secured Promissory Note dated May 2, 2005 by and between Advanced Photonix, Inc. and Steven Williamson.